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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements listed below of Jason Incorporated of our report dated February 1, 2000, except as to Note 15 which is as of February 15, 2000 relating to the financial statements and financial statement schedule, which appears in this form 10-K


         1.  Registration Statement on Form S-8 (Registration No. 33-18791)

         2.  Registration Statement on Form S-8 (Registration No. 33-30688)






PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 29, 2000